EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-234732, 333-224645, 333-198409, 333-198407, 333-193021, 333-169222, 333-188499, and 333-130604) of Adtalem Global Education Inc. of our report dated August 18, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

August 18, 2020